EXHIBIT 99.4
Royalty Assignment and Agreement
     This Royalty Assignment and Agreement (“Agreement”) is made effective as of December 26, 2002 (the “Effective Date”) by and between High Desert Mineral Resources, Inc., a Delaware corporation (“High Desert”) and High Desert Gold Corporation, a Nevada corporation (“HD Gold”).
Recitals
     HD Gold and High Desert have entered in to that certain Loan Repayment Agreement, of even date herewith.
     As contemplated by the Loan Repayment Agreement, High Desert wishes to grant, convey, and assign to HD Gold ten percent (10%) of certain royalties and interests owned by High Desert, and HD Gold wishes to accept such grants, conveyances, and assignments.
     For and in consideration of the covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which High Desert and HD Gold (collectively the “Parties” and individually, a “Party”), hereby acknowledge, the Parties agree as follows:
Agreements and Conveyances
     1. Conveyance of Interest in the Newmont Royalty.
          (a) Pursuant to the Carried Interest and Operating Agreement, dated as of May 3, 1999, between Newmont Gold Company (now Newmont USA Ltd.), a Delaware corporation (“Newmont”) and High Desert, a copy of which is recorded in the Official Records of Eureka County, Nevada (Document No. 172226) in Book 327 commencing at Page 217 (the “Newmont Royalty Agreement”), High Desert is entitled to receive a “Proceeds Payment” equal to two percent (2%) of the “Net Value” of all “Minerals” produced and sold or deemed sold from the “Property” on the terms and conditions specified in the Newmont Royalty Agreement (the “Newmont Proceeds Payment”). Capitalized terms used in this Section 1, but not defined in this Agreement, shall have the meanings set forth in the Newmont Royalty Agreement.
          (b) High Desert hereby grants, conveys, and assigns to HD Gold ten percent (10%) of the Newmont Proceeds Payment. The interest granted, conveyed, and assigned to HD Gold by this Section l(b) is referred to in this Agreement as the “HDG Newmont Royalty.”
          (c) It is the intention of the Parties that by virtue of the grant, conveyance, and assignment by High Desert to HD Gold of the HDG Newmont Royalty made in this Section 1, HD Gold shall be entitled to receive and shall receive two tenths of one percent (0.2%) of the Net Value of all Minerals produced and sold or deemed sold from the Property on the terms and conditions specified herein and in the Newmont Royalty Agreement.

          (d) The HDG Newmont Royalty is an economic interest in minerals in place.
Only HD Gold shall be entitled to claim depletion relative to the gross income from the HDG Newmont Royalty and neither High Desert nor its affiliates shall claim depletion with respect to the gross income attributable to the HDG Newmont Royalty.
          (e) The Newmont Royalty Agreement contemplates that payments of Net Value thereunder will be made to only one party, notwithstanding the assignment by High Desert of a partial interest in its rights under that agreement. High Desert and HD Gold shall, promptly following the execution of this Agreement jointly request Newmont to make all payments due to HD Gold hereunder directly to HD Gold. If Newmont is unwilling to make the payments due hereunder to HD Gold directly to HD Gold, High Desert shall make all payments of the HDG Newmont Royalty to HD Gold as provided in Section 4 of this Agreement.
          (f) If, pursuant to Exhibit B of the Newmont Royalty Agreement, High Desert elects at any time to take product “in kind,” High Desert shall give HD Gold a Notice of such election (each, an “In Kind Election Notice”) at the same time it gives notice of its election to Newmont. HD Gold shall have ten (10) days after receipt of an In Kind Election Notice to elect, by Notice to High Desert, whether to receive the payment of HDG Newmont Royalty that is subject to the In Kind Election Notice either (i) “in kind” as herein provided, or (ii) as a cash payment as herein provided. If HD Gold elects to receive a payment of the HD Newmont Royalty “in kind,” High Desert shall instruct the refiner to credit to the account of HD Gold ten percent (10%) of the Refined Gold that is credited or delivered by Newmont to High Desert’s account as the Proceeds Payment. HD Gold shall be solely responsible for all costs of maintaining HD Gold’s account at the refinery and for all costs and expenses incurred in connection with Refined Gold credited to its account. If HD Gold elects to receive a cash payment, High Desert shall, within ten (10) days after its receipt of credit of Refined Gold from Newmont, pay to HD Gold ten percent (10%) of the aggregate amount of the Proceeds Payment that would have been payable under the Newmont Royalty Agreement for each month in the relevant quarter if High Desert had not elected to take payment “in kind.”
          (g) Subject to Section 5 of this Agreement, HD Gold commits to be bound by the terms of the Newmont Royalty Agreement to the same extent as is High Desert; provided, however that by virtue of this Agreement no undivided interest in the Property is being granted, conveyed or assigned to HD Gold and therefore HD Gold shall have no rights or obligations under the Newmont Royalty Agreement relating to the undivided two percent (2%) interest in the Property owned by High Desert.
          (h) The HDG Newmont Royalty shall remain in force and effect so long as Newmont Royalty Agreement remains in effect. Upon termination of the Newmont Royalty Agreement, High Desert, to the extent it retains any rights in the Property and to the extent it is entitled to a production royalty on the production and sale of minerals from the Property (the “Production Royalty”), shall grant, convey and assign to HD Gold rights and interests equivalent to ten percent (10%) of the Production Royalty and any other consideration received by High Desert in connection with such termination. Nothing in this Section l(h) shall diminish High Desert’s obligations under Section 3(c) of this Agreement.

     2. Conveyance of Interest in the Barrick Royalty.
          (a) Pursuant to the Royalty Assignment, Confirmation, Amendment and Restatement of Royalty and Agreement, dated November 30, 1995, among Royal Hal Co., a Delaware corporation (“RHC”), Barrick Goldstrike Mines Inc., a Colorado corporation (“Barrick”), and Barrick Bullfrog Inc., a Delaware corporation, (the “Barrick Royalty Agreement”), a copy of which is recorded in the Official Records of Eureka County, Nevada (Document No. 160315) in Book 291 commencing at Page 001, High Desert (with and into which RHC was merged on September 16, 1997) owns a royalty of one percent (1%) of the “Net Smelter Returns” from the production of minerals mined and sold from the “SJ Claims” on the terms and conditions set forth in the Barrick Royalty Agreement (the “High Desert Barrick Royalty”). Capitalized terms used in this Section 2 of this Agreement, but not defined in this Agreement, shall have the meanings set forth in the Barrick Royalty Agreement.
          (b) High Desert hereby grants, conveys and assigns to HD Gold ten percent (10%) of the High Desert Barrick Royalty. The royalty granted, conveyed and assigned to HD Gold by this Section 2(b) is referred to in this Agreement as the “HDG Barrick Royalty.”
          (c) It is the intention of the Parties that by virtue of the grant, conveyance and assignment by High Desert to HD Gold of the HDG Barrick Royalty made in this Section 2, HD Gold shall own a royalty equivalent to one tenth of one percent (0.1%) of the “Net Smelter Returns” from the production of minerals mined and sold from the “SJ Claims” on the terms and conditions specified herein and in the Barrick Royalty Agreement.
          (d) The HD Gold Barrick Royalty is an economic interest in minerals in place. Only HD Gold shall be entitled to claim depletion relative to the gross income from the HD Gold Barrick Royalty, and neither High Desert nor its affiliates shall claim depletion with respect to the gross income attributable to the HD Gold Barrick Royalty.
          (e) Pursuant to Section 3(f)(i)of the Barrick Royalty Agreement, High Desert and HD Gold hereby designate the Wells Fargo Bank to receive all sums payable by Barrick under the Barrick Royalty Agreement.
          (f) If, pursuant to Section 3(e) of the Barrick Royalty Agreement, High Desert elects to at any time to receive the High Desert Barrick Royalty in kind by delivery of Refined Gold, High Desert shall give HD Gold an In Kind Election Notice at the same time it gives notice of its election to Barrick. HD Gold shall have ten (10) days after receipt of an In Kind Election Notice to elect, by Notice to High Desert, whether to receive the payment of Royalty that is subject to the In Kind Election Notice, (i) “in kind”, as herein provided, or as a cash payment, as herein provided. If HD Gold elects to receive a payment of Royalty “in kind,” High Desert shall instruct the refiner to credit to the account of HD Gold ten percent (10%) of the Refined Gold that is credited to High Desert’s account by Barrick. HD Gold shall be solely responsible for all costs of maintaining HD Gold’s account at the refinery and for all costs and expenses incurred in connection with Refined Gold credited to its account. If HD Gold elects to receive a cash payment, High Desert shall, within ten (10) days after its receipt of credit or delivery of Refined Gold, pay to HD Gold ten percent (10%) of the cash amount of the Net

Smelter Returns that would have been payable under the Barrick Royalty Agreement for each month in the relevant quarter if High Desert had not elected to take payment “in kind.”
          (g) The grant, conveyance and assignment of the HD Gold Barrick Royalty made herein are made subject to the Barrick Royalty Agreement and Commingling Agreement of even date therewith between High Desert and Barrick, and HD Gold agrees to be bound by those agreements to the same extent as is High Desert.
     3. Nature of Royalty Interests.
          (a) HD Gold shall be responsible for the payment of any Nevada net proceeds of mines tax due with respect to all payments of HDG Newmont Royalty and HDG Barrick Royalty. However, if High Desert is required to and does pay any such Nevada net proceeds of mines taxes on HD Gold’s behalf, and High Desert may deduct the amount of such payments made on HD Gold’s behalf from future amounts of the HDG Newmont Royalty or the HDG Barrick Royalty, as appropriate, owed to HD Gold under this Agreement. Notwithstanding the foregoing, if HD Gold takes its portion of either the HDG Newmont Royalty or the HDG Barrick Royalty in-kind under Section 2(f) or Section 3(f) of this Agreement, then during the period in which HD Gold is taking its royalty in kind High Desert shall promptly give HD Gold Notice of such payments and HD Gold shall promptly upon receipt of such Notice reimburse High Desert for the amount of such payment. If HD Gold shall fail to reimburse High Desert for any such payment of Nevada net proceeds of mines tax made on HD Gold’s behalf, High Desert shall have right to set off amounts of Nevada net proceeds of mines taxes paid on HD Gold’s behalf from future amounts of the HDG Newmont Royalty or the HDG Barrick Royalty, as appropriate, owed to HD Gold under this Agreement, including by sale of products which HD Gold would otherwise be entitled to take in kind.
          (b) The HDG Newmont Royalty and the HDG Barrick Royalty are interests running with the land subject to such royalties and any other properties or interests that from time to time may become subject to the Newmont Royalty Agreement or the Barrick Royalty Agreement.
          (c) High Desert shall retain all Executive Rights with respect to the Newmont Proceeds Payment and the High Desert Barrick Royalty. As used herein, “Executive Rights” means the right to make all elections and take all actions permitted or required of the owner of the royalty and interests created by the Newmont Royalty Agreement and the Barrick Royalty Agreement, including the rights to elect to receive payments of royalty “in kind,” to conduct inspections of the properties subject to such royalties and operations conducted thereon, to audit the books and records of Newmont and Barrick with respect to payments due under the Newmont Royalty Agreement and the Barrick Royalty Agreement, to negotiate agreements ancillary to the Newmont Royalty Agreement and the Barrick Royalty Agreement such as commingling agreements, and to modify various provisions of the Newmont Royalty Agreement and the Barrick Royalty Agreement. Notwithstanding the foregoing or any other provision of this Agreement, High Desert shall not exercise or fail to exercise the Executive Rights in any manner that would have a material adverse effect on the HDG Newmont Royalty or the HDG Barrick Royalty. After termination of either the Newmont Royalty Agreement or the Barrick

Royalty Agreement, High Desert shall retain all of the Executive Rights with respect to the Property and the SJ Claims.
          (d) High Desert shall indemnify and hold harmless HD Gold, and its director, offices, employees, agents, and shareholders from and against all claims, costs, losses, causes of action and liabilities arising out of or resulting from the exercise of Executive Rights by High Desert or the ownership by High Desert of an undivided two percent (2%) interest in the Property subject to the Newmont Royalty Agreement.
          (e) Nothing is this Agreement shall be deemed to constitute either Party the partner of the other, to create a fiduciary duty between the Parties, nor, except as expressly provided in this Section 3, to constitute either Party the agent or legal representative of the other.
          (f) HD Gold hereby waives its rights under Section 9(a) of the Newmont Royalty Agreement; provided, however, that if High Desert elects to receive an assignment of any property pursuant to Section 9(a), High Desert shall convey and assign to HD Gold a royalty interest in such property on terms and conditions substantially equivalent to the HDG Newmont Royalty.
          (g) High Desert warrants title to the HDG Newmont Royalty and the HDG Barrick Royalty against any party claiming by, through or under High Desert, with respect to any actions taken or conveyances made by High Desert from and after December 16, 2002, but not otherwise.
     4. Payment.
          (a) All payments due to HD Gold due under the HD Gold Newmont Royalty or the HD Gold Barrick Royalty, unless paid directly to HD Gold by Newmont or Barrick, shall be paid by High Desert by check, or upon 48 hours prior Notice from HD Gold, by wire transfer to an account specified by HD Gold in such Notice, unless HD Gold has elected to receive payment “in kind” pursuant to Section 1(f)(i) or Section 2(f)(i) of this Agreement.
          (b) High Desert shall make all payments due pursuant to the HDG Barrick Royalty and the HDG Newmont Royalty to HD Gold within ten (10) days after receipt by High Desert of payment under the Newmont Royalty Agreement or the Barrick Royalty Agreement, as the case may be. Any such funds paid to High Desert shall, at all times, be regarded as the sole property of HD Gold, and High Desert shall, at all times, be regarded as HD Gold’s agent and nominee with respect to the holding of such funds.
          (c) If any person or entity other than HD Gold asserts that it has a claim to a share in either the HD Gold Newmont Royalty or the HD Gold Barrick Royalty (an “Adverse Claim”), High Desert, at its sole discretion, after written notice to HD Gold, may suspend its obligation to make payments as provided herein with respect to the HD Gold Newmont Royalty or the HD Gold Barrick Royalty, as the case may be, and in lieu thereof, may deposit in a federally insured interest-bearing account payments equivalent to the payments which would otherwise due to HD Gold hereunder. Such deposit or deposits shall remain in such interest-bearing account until the claim or controversy is resolved or settled by final court decision, by arbitration, negotiation or otherwise; provided, however, that High Desert shall not enter into any such settlement with respect to an Adverse Claim without the prior written consent of HD Gold (such consent not to be unreasonably withheld). In the event an Adverse Claim arises from a breach by HD Gold of the representations and warranties set forth in Section 3.1 of the Loan Repayment Agreement, and if High Desert is required to make any payments (other than future payments of all or a portion of the HD Gold Newmont Royalty or the HD Gold Barrick Royalty) to such persons or entities not a party hereto as a result of, or in settlement of, any such Adverse Claim, either by way of contract, settlement, compromise, final court judgment, or otherwise, HD Gold shall be obligated to reimburse High Desert for all such payments which High Desert is required to make to such third-party claimants. In the event HD Gold fails to timely reimburse High Desert within thirty (30) days after receipt of notice from High Desert that High Desert has made any payment to any such third-party claimants, High Desert may recover from, or credit against, any payments thereafter becoming due to HD Gold hereunder, the amount of such payments and all other costs and expenses (including reasonable attorneys’ fees) paid or incurred by High Desert as a result of any such Adverse Claim, plus interest at the rate of ten percent (10%) per annum, accruing from the date that High Desert made any payment to a third party.
     5. Information. Inspection, and Audit Rights.
          (a) High Desert shall promptly provide to HD Gold a copy of all information that High Desert receives under or relating to the Newmont Royalty Agreement or the Barrick Royalty Agreement, including the results of any inspections or audits conducted by or for High Desert under either such agreement, and High Desert shall promptly advise HD Gold of the commencement of any such inspection or audit. High Desert shall promptly notify HD Gold of any claim for additional payment High Desert makes under the Newmont Royalty Agreement or the Barrick Royalty Agreement, and shall prosecute any such claim for and on behalf of HD Gold to the extent of HD Gold’s interest in payments arising under such agreements to the same extent it prosecutes its own claim.
          (b) HD Gold shall have the right at its sole expense to inspect and audit, not more frequently that once each calendar year, High Desert’s books and recording relating to the Newmont Royalty Agreement and the Barrick Royalty Agreement. Any such inspection or audit shall be conducted during normal business hours, on at least five (5) days advance Notice to High Desert, and so as not to interfere unreasonably with High Desert’s operations. All royalty payments made in any calendar year shall be considered final and in full accord and satisfaction of all obligations of High Desert with respect thereto, unless HD Gold gives written notice describing and setting forth a specific objection to the calculation thereof within one (1) year following the close of the calendar year.
     6. Assignment. HD Gold may transfer, sell, assign, convey, mortgage, pledge or otherwise encumber (“Transfer”) all or any portion of the HDG Newmont Royalty and/or the HDG Barrick Royalty and High Desert may Transfer its interest under this Agreement or in the Newmont Proceeds Payment and/or the High Desert Barrick Royalty subject to the following conditions:
          (a) The transferring Party shall provide Notice of the Transfer to the other Party;

          (b) The transferee shall agree in writing to be bound by this Agreement;
          (c) High Desert shall be under no obligation to make payment of the HDG Newmont Royalty or the HDG Barrick Royalty to any transferee of HG Gold until High Desert has received Notice of the Transfer (together with a copy of the instrument of transfer as recorded in the Official Records of Eureka County, Nevada) and evidence reasonably satisfactory to High Desert that the transferee has agreed in writing to be bound by this Agreement; and
          (d) In no event shall High Desert be obligated to make payments of the HDG Newmont Royalty or the HDG Barrick Royalty or to give Notice to more than one entity or person.
     7. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Colorado without regard to the conflicts of laws provisions thereof.
     8. Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by both Parties.
     9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
     10. Waiver. Any of the terms or conditions of this Agreement that may be lawfully waived may be waived at any time by each Party that is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by a Party shall be binding only if set forth in an instrument in writing executed on behalf of such Party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     11. Notices. All notices, requests, claims, demands and other communications hereunder (“Notices”) shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested); or reputable overnight courier to the respective Parties as follows:
If to High Desert:
High Desert Mineral Resources, Inc.
1660 Wynkoop, Suite 1000
Denver, Colorado 80202-1132
(facsimile) 303-595-9385
(telephone) 303-573-1660

with a copy to:
Davis Graham & Stubbs LLP 1550
Seventeenth Street, Suite 500
Denver, Colorado 80202
(facsimile) 303-893-1379
(telephone) 303-892-9400
Attention: Randall Hubbard
If to HD Gold:
P. Lee Halavais
P.O. Box 2008
Elko, Nevada 89801
(facsimile) 775-753-7620
(telephone) 775-753-4270
with a copy to:
Denis McDevitt, Esq.
3550 Camino del Rio North, Suite 200
San Diego, CA 92108
(facsimile) 619-285-9124
(telephone) 619-285-9125
or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.
     12. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Use of the term “including” in the Agreement shall mean including, but not by way of limitation. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     13. Complete Agreement. This Agreement and the Loan Repayment Agreement between the Parties of even date herewith contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, including the letter agreement dated November 9, 2002 between the Parties, and no Party shall be liable or bound to the other in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or in the Loan Repayment Agreement.
     14. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     15. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the Parties and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.
     16. Resolution of Disputes. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures set forth in this Section 16, which shall be the sole and exclusive process for the resolution of any such dispute. However, any Party may initiate litigation to obtain a preliminary injunction or other provisional relief, pending the completion of the procedures set forth in this Section 16, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo.
          (a) The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of such a Notice, the receiving Party shall submit to the other a written response. The notice and the response shall include a statement of each Party’s position and a summary of arguments supporting that position. Within thirty (30) days after delivery of the disputing Party’s Notice, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other shall be honored. If the matter has not been resolved within forty five (45) days after the disputing Party’s Notice, or if the Parties fail to meet within 30 days after delivery of the Notice of dispute, either Party may initiate arbitration of the controversy as provided hereinafter.
          (b) All negotiations held pursuant to Section 16(a) are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.
          (c) Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof which has not been resolved by use of the processes set forth in Section 16(a) shall be resolved by arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in effect. The arbitration shall be governed by the Colorado Uniform Arbitration Act, 13 C.R.S. §§ 13-22-201 to 223, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. The arbitrators are not empowered to award damages in excess of compensatory damages and each Party hereby irrevocably waives any right to recover any such other damages with respect to any dispute resolved by arbitration.
          (d) All applicable statutes of limitation and defenses based upon the passage of time shall be deemed tolled while the procedures specified in this Section 16 are pending.
     17. Submission to Jurisdiction; Waivers. Each of High Desert and HD Gold hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to the enforcement of Section 16 of this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Colorado, the courts of the United States of America for the District of Colorado, and appellate courts from any of the foregoing;
          (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 11 hereof; and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or, subject to Section 16 hereof, shall limit the right to sue in any other jurisdiction.
     18. Further Assurances. Each Party hereto agrees that it shall take such actions and sign such documents reasonably requested by any other Party hereto to enable such requesting party to enjoy the benefits conferred upon such Party hereunder.
     19. Recordation of Agreement Either Party may cause this Agreement to be recorded in the Official Records of Eureka County, Nevada.
     20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.
     IN WITNESS WHEREOF, each of High Desert and HD Gold has caused this Royalty Assignment and Agreement to be executed as of the day and year first above written.

HIGH DESERT GOLD CORPORATION
/s/ P. LEE HALAVAIS
P. Lee Halavais
President

HIGH DESERT MINERAL RESOURCES, INC.
/s/ DONALD BAKER
Donald Baker
President

STATE OF UTAH	)
	)	ss.
COUNTY OF SALT LAKE	)
     This Royalty Assignment and Agreement was acknowledged before me, a notary public, on this 27 day of May, 2003 by P. Lee Halavais, President of High Desert Gold Corporation, a Nevada corporation, who is personally known or has been identified to me to be the person whose name is subscribed to the above instrument.
     This Royalty Assignment and Agreement was acknowledged before me, a notary public, on this 27th day of May, 2003 by P. Lee Halavais, President of High Desert Gold Corporation, a Nevada corporation, who is personally known or has been identified to me to be the person whose name is subscribed to the above instrument.
     Witness my hand and official seal.

/s/ ERIN ROBINSON
Notary Public

[STATE SEAL OF UTAH]	Notary Public
ERIN ROBINSON
2599 E. Wilmington Avenue
Salt Lake City, Utah 84109
My Commission Expires
November 21, 2006
State of Utah

     My commission expires:

STATE OF COLORADO	)
	)	ss
CITY AND COUNTY OF DENVER	)
     This Royalty Assignment and Agreement was acknowledged before me, a notary public, on this 24th day of June, 2003 by Donald Baker, as President of High Desert Mineral Resources, Inc. a Delaware corporation, who is personally known or has been identified to me to be the person whose name is subscribed to the above instrument.
     Witness my hand and official seal.

/s/ KAREN PASSAVANTE GROSS
Notary Public

[SEAL]
     My commission expires: My Commission Expires 07/02/2003